U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 4, 2007

Internet Infinity, Inc.
(Exact name of registrant as specified in its charter)

Nevada (state of incorporation)	0-27633 (Commission File Number)	95-4679342 (IRS Employer I.D. Number)
413 Avenue G, #1
Redondo Beach, CA 90277
800-533-4810

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 4, 2007 the directors authorized and directed the Registrant’s officers to exchange an existing Note of the Registrant (for $240,796 and 6 percent interest due June 30, 2008 in favor of George Morris) for a new note, identical in its terms and provisions except for the added provision that the holder of the note, at any time prior to its expiration, could convert the note into 12,039,800 shares of the Registrant’s common stock.

George Morris is the chief executive officer, a director, and the owner of a majority of the outstanding shares of common stock of the Registrant. Mr. Morris abstained from voting on the matter.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 above. For certain purposes, the date that a registrant issues securities, that are convertible into capital stock of the Registrant, is deemed to be the date of the sale of the capital stock, should the conversion feature be exercised.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007	Internet Infinity, Inc.

By /s/ Roger Casas
Roger Casas, Chief Executive Officer